UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PREMIER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 20, 2021, Premier, Inc., a Delaware corporation (the “Company”), filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held virtually via the Internet on Friday, December 3, 2021 at 10:00 a.m., Eastern Standard Time. This amendment to the Proxy Statement is being filed with the SEC by the Company to reflect recent developments reported by the Company in its Current Report on Form 8-K, filed October 21, 2021. Except as set forth below, this amendment to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

Amendment of Bylaws

On October 21, 2021, the Board of Directors (the “Board”) approved and adopted Amended and Restated Bylaws (“Bylaws”) of the Company. The Bylaws were amended to eliminate term limits for directors and remove several historical provisions that are no longer relevant. As an alternative to term limits, the Company’s Corporate Governance Guidelines (the “Guidelines”) provide that prior to recommending their re-election, the Nominating and Governance Committee (the “NGC”) of the Board, in consultation with the Board Chair, will rigorously assess a director’s participation, substantive contributions, independence and whether the skill or expertise they bring continues to be a priority, as well as overall Board diversity considerations. No other provisions of the Bylaws were modified.

The foregoing description of the Bylaws is qualified in its entirety by reference to the terms of the Bylaws, effective October 21, 2021, which are attached as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on October 21, 2021.

Amendment to Nominating and Governance Committee Charter

On October 21, 2021, the Board amended the charter of the NGC to reflect oversight of environmental, social and governance (“ESG”) matters as a primary responsibility of the NGC. The full text of the NGC’s Charter can be found on the Company’s corporate website at http://investors.premierinc.com/corporate-governance/.

Amendment to Corporate Governance Guidelines

On October 21, 2021, the Board adopted revised Guidelines. The material changes include the following: (i) the addition of oversight of ESG issues to the enumerated responsibilities of the Board, (ii) the removal of director term limits and (iii) the addition of director age limits providing that no director shall be nominated to stand for re-election upon reaching the age of 72. The full text of the amended Guidelines can be found on the Company’s corporate website at http://investors.premierinc.com/corporate-governance/.